                                                                     EXHIBIT 4.4

                                 [FACE OF NOTE]

THIS NOTE IS NOT GUARANTEED BY THE UNITED STATES AND DOES NOT CONSTITUTE A DEBT OR OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED
No. FXR-                                 CUSIP No.:                                PRINCIPAL AMOUNT:

                                         ----------------                          -----------------
                                NATIONAL CONSUMER COOPERATIVE BANK

                             MEDIUM-TERM SUBORDINATED NOTE, SERIES B
                                           (FIXED RATE)
ORIGINAL ISSUE DATE:                     INTEREST RATE:    %                       STATED MATURITY
                                                                                   DATE:

INTEREST PAYMENT DATE(S)
[ ] May 1 and November 1                 [ ] CHECK IF ORIGINAL ISSUE               INITIAL REDEMPTION
[ ] Other:                               DISCOUNT NOTE                             DATE:
                                                      Issue Price: %

INITIAL REDEMPTION                       ANNUAL REDEMPTION                         OPTIONAL REPAYMENT
PERCENTAGE:    %                         PERCENTAGE REDUCTION:                     DATE(S):

SPECIFIED CURRENCY:                      AUTHORIZED DENOMINATION                   EXCHANGE RATE
[ ] United States dollars                (if other than $1,000 and integral        AGENT:
[ ] Other:                               multiples thereof):

REGULAR RECORD DATE(S)                   ADDENDUM ATTACHED                         OTHER/ADDITIONAL PROVISIONS:
(If other than April 15 and October      [  ]YES                                   [ ] Yes
15):                                     [  ]NO                                    [ ] No

         National Consumer Cooperative Bank, a corporation duly organized and existing under the laws of the United States (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns,
the Principal Amount of    , on the Stated Maturity Date specified above (or any
Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the "Holder") of this Note on the Regular Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the April 15 and October 15 (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (unless otherwise specified on the face hereof) (the "Regular Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the close of business on any Regular Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a Special Record Date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

         Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the Issuer for that purpose in the Borough of Manhattan, The City of New York, currently the office of Bank One Trust Company, N.A. (the "Trustee") located at 14 Wall St., 8th Floor, New York, New York 10005, or at such other paying agency in the Borough of

Manhattan, The City of New York, as the Issuer may determine; provided, however, that if the Specified Currency specified above is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date, provided that such bank has appropriate facilities therefor and that this Note (and, if applicable, a duly completed repayment election form) is presented and surrendered at the aforementioned office or agency maintained by the Issuer in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Issuer or, at the option of the Issuer, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the Specified Currency) or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided, however, that if the Specified Currency is other than United States dollars, such day is also a Business Day in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open). "Principal Financial Center" means the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Melbourne, Frankfurt, Amsterdam, Milan, London and Zurich, respectively.

         The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this Note in the Specified Currency or, (i) if such Specified Currency (other than Euro) is not at the time of such payment legal tender for the payment of public and private debts in the relevant country, in such other coin or currency of such country which as at the time of such payment is legal tender for the payment of such debts or (ii) if such Specified Currency is Euro, in such other coin or currency which at the time of payment is then legal tender in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union. If the Specified Currency is other than United States dollars, except as otherwise provided below, any such amounts so payable by the Issuer will be converted by the Exchange Rate Agent specified above into United States dollars for payment to the Holder of this Note.

         If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive any amounts payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent or an Agent) selected by the Exchange Rate Agent and approved by the Issuer for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

         If the Specified Currency is other than United States dollars, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency by submitting a written request for such payment to the Trustee at its corporate trust office on or prior to the applicable Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

         If the Specified Currency is other than United States dollars and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in the Specified Currency, but the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified in the Pricing Supplement applicable to this Note. The "Market Exchange Rate" for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.

         The Issuer agrees to indemnify the Holder of this Note against any loss incurred by such Holder as a result of any judgment or order being given or made against the Issuer for any amount due hereunder and such judgment or order requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Holder, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such Holder, as the case may be. The foregoing indemnity constitutes a separate and independent obligation of the Issuer and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, National Consumer Cooperative Bank has caused this Note to be duly executed by one of its duly authorized officers.

                       NATIONAL CONSUMER COOPERATIVE BANK

                       By
                         --------------------------------
                          Name:
                          Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A.,
as Trustee

By
  ----------------------------
         Authorized Signatory

                       NATIONAL CONSUMER COOPERATIVE BANK

                    MEDIUM-TERM SUBORDINATED NOTE, SERIES B
                                  (FIXED RATE)

         This Note is one of a duly authorized series of Securities (the "Securities") of the Issuer issued and to be issued under an Indenture, dated as of January 7, 2000, as amended, modified or supplemented from time to time (the "Indenture"), between the Issuer and Bank One Trust Company, N.A., as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium-Term Subordinated Notes, Series B" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Maturity Date.

         This Note will be subject to redemption at the option of the Issuer on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment at the option of the Holder prior to its Stated Maturity Date on any Optional Repayment Date(s), if any, indicated above. If no Optional

Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or any integral multiple thereof (provided that any remaining principal amount shall be an Authorized Denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Holder must give to the Trustee not less than 30 days' nor more than 60 days' notice. This notice shall consist of either (i) this Note with the form entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, setting forth the name of the Holder, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note, together with the duly completed form entitled "Option to Elect Repayment," will be received by the Trustee not later than the fifth Business Day after the date of telegram, facsimile transmission or letter; provided, however, that the telegram, facsimile transmission or letter shall only be effective if this Note and the form, duly completed, are received by the Trustee by the fifth Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof..

         If this Note is specified on the face hereof to be an Original Issue Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of
(1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions and each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee as such Holder's attorney-in-fact for such purpose.

         If an Event of Default shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities at any time by the Issuer and the Trustee with the consent of the Holders of not less than 66 2/3% of the aggregate principal amount of all Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, on behalf of the Holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions of the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Issuer upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          - as tenants in common                  UNIF GIFT MIN         -                   Custodian
TEN ENT          - as tenants by the entireties          ACT                     ------------------
                                                                               -----------
JT TEN           - as joint tenants with right of                                   (Cust)                  (Minor)
                   survivorship and not as tenants                                  under Uniform Gifts to Minors
                   in common                                                        Act
                                                                                       ----------------------------
                                                                                                            (State)

                Additional abbreviations may also be used though
                             not in the above list.

                       ----------------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------
this Note and all rights thereunder hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
           -----------------------------                      -------------------------------------------------------

           -----------------------------                      -------------------------------------------------------
                                                                   Notice:  The signature(s) on this Assignment
                                                                   must correspond with the name(s) as written upon
                                                                   the face of this Note in every particular,
                                                                   without alteration or enlargement or any change
                                                                   whatsoever.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at
  ------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at ______________________________________, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 or other integral multiple of an Authorized Denomination) (provided that any remaining principal amount shall be at least U.S. $1,000 or such other minimum Authorized Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S. $1,000 or such other minimum Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:    $
                    ----------------------                               --------------------------------------------
                                                                         Notice: The signature(s) on this Option to
Dated:                                                                   Elect Repayment must correspond with the
           -------------------------------                               name(s) as written upon the face of this
                                                                         Note in every particular, without alteration
                                                                         or enlargement or any change whatsoever.